Citizens Financial Group, Inc. Reports Third Quarter 2022 Net Income of
$636 million and EPS of $1.23
Underlying Net Income of $669 million and EPS of $1.30*

	Key Financial Data	3Q22	2Q22	3Q21	Third Quarter 2022 Highlights

Income Statement	($s in millions)
■Underlying EPS of $1.30 and ROTCE of 17.9%
■Underlying PPNR of $982 million, up 16% QoQ
–NII up 11% QoQ given improved net interest margin, up 21bps, and interest-earning asset growth
–Fees down 2% QoQ with FX and derivative products revenue down from record prior quarter
–Expenses well controlled, up 1% QoQ
■Strong positive underlying operating leverage QoQ of 6.0%
–Underlying efficiency ratio improved to 54.9%
■Continued strong credit performance with NCO ratio of 19 bps
■Average loans up 2% QoQ led by strength in commercial; period-end loans stable
–Loan yield up 62 bps QoQ
■Average deposits up 1% QoQ, with period-end deposits stable; deposit costs up 27 bps
■Period-end LDR of 87%; liquidity position remains strong
■CET1 ratio slightly above target midpoint at 9.8%
■TBV/share of $26.62, down 8.6% QoQ

	Total revenue	$2,177	$1,999	$1,659
	Pre-provision profit	936	694	648
	Underlying pre-provision profit	982	850	671
	Provision (benefit) for credit losses	123	216	(33)
	Underlying provision (benefit) for credit losses	123	71	(33)
	Net income	636	364	530
	Underlying net income	669	595	546

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$156.1	$156.2	$123.3
	Average loans and leases	156.9	153.9	122.6
	Period-end deposits	178.6	178.9	152.2
	Average deposits	177.6	176.4	151.9
	Period-end loans-to-deposit ratio	87.4%	87.3%	81.0%
	NCO ratio	0.19%	0.13%	0.14%

Financial Metrics	Diluted EPS	$1.23	$0.67	$1.18
	Underlying EPS	1.30	1.14	1.22
	ROTCE	17.0%	9.1%	13.7%
	Underlying ROTCE	17.9	15.5	14.2
	Net interest margin, FTE	3.25	3.04	2.72
	Efficiency ratio	57.0	65.3	60.9
	Underlying efficiency ratio	54.9	58.2	59.5
	CET1	9.8%	9.6%	10.3%
	TBV/Share	$26.62	$29.14	$34.44

	Third Quarter 2022 Impacts	Pre-tax $	EPS
Notable Items	($s in millions except per share data)
	Integration related	$(37)	$(0.06)
	TOP revenue and efficiency initiatives	(9)	(0.01)
	Total:	$(46)	$(0.07)

Comments from Chairman and CEO Bruce Van Saun
“This was another excellent quarter for Citizens”, said Chairman and CEO Bruce Van Saun. “We continue to capture the benefit of higher rates, with deposit costs under control, higher net interest margin and net interest income. Our balance sheet management strategies have delivered stable deposits and attractive commercial loan growth, while rationalizing selective acquired portfolios and auto. Our integration efforts around the New York Metro acquisitions are progressing well, and we
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
continue to drive strong execution of our strategic initiatives while exhibiting our usual expense discipline. Credit metrics remain favorable, and we feel well-prepared for changes in the macro environment.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on November 16, 2022 to shareholders of record at the close of business on November 2, 2022.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				3Q22 change from
($s in millions, except per share data)	3Q22	2Q22	3Q21	2Q22			3Q21
Earnings				$/bps		%	$/bps		%
Net interest income	$1,665	$1,505	$1,145	$160		11%	$520		45%
Noninterest income	512	494	514	18		4	(2)		—
Total revenue	2,177	1,999	1,659	178		9	518		31
Noninterest expense	1,241	1,305	1,011	(64)		(5)	230		23
Pre-provision profit	936	694	648	242		35	288		44
Provision (benefit) for credit losses	123	216	(33)	(93)		(43)	156		NM
Net income	636	364	530	272		75	106		20
Preferred dividends	25	32	26	(7)		(22)	(1)		(4)
Net income available to common stockholders	$611	$332	$504	$279		84%	$107		21%
After-tax notable Items	33	231	16	(198)		(86)	17		106
Underlying net income	$669	$595	$546	$74		12%	$123		23%
Underlying net income available to common stockholders	644	563	520	81		14	124		24
Average common shares outstanding
Basic (in millions)	495.7	491.5	426.1	4.2		1	69.6		16
Diluted (in millions)	497.5	493.3	427.8	4.2		1	69.6		16
Diluted earnings per share	$1.23	$0.67	$1.18	$0.56		84%	$0.05		4%
Underlying diluted earnings per share	1.30	1.14	1.22	0.16		14	0.08		7
Performance metrics
Net interest margin	3.24%	3.04%	2.72%	20	bps		52	bps
Net interest margin, FTE	3.25	3.04	2.72	21			53
Effective income tax rate	21.8	23.8	22.4	(197)			(55)
Efficiency ratio	57.0	65.3	60.9	(825)			(390)
Underlying efficiency ratio	54.9	58.2	59.5	(326)			(465)
Return on average common equity	10.9	5.9	9.4	496			152
Return on average tangible common equity	17.0	9.1	13.7	783			325
Underlying return on average tangible common equity	17.9	15.5	14.2	246			374
Return on average total assets	1.12	0.66	1.13	46			(1)
Return on average total tangible assets	1.16	0.69	1.17	47			(1)
Underlying return on average total tangible assets	1.22%	1.12%	1.21%	10	bps		1	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	9.8%	9.6%	10.3%
Total capital ratio	12.6	12.3	13.4
Tier 1 leverage ratio	9.2	9.3	9.7
Allowance for credit losses to loans and leases	1.41%	1.37%	1.63%	4	bps		(22)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.55%	0.54%	0.61%	1	bps		(6)	bps
Allowance for credit losses to nonaccrual loans and leases	258	256	268	161			(1,065)
Net charge-offs as a % of average loans and leases	0.19%	0.13%	0.14%	6	bps		5	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				3Q22 change from
($s in millions, except per share data)	3Q22	2Q22	3Q21	2Q22			3Q21
				$/bps		%	$/bps		%
Net interest income	$1,665	$1,505	$1,145	$160		11%	$520		45%
Noninterest income	512	525	514	(13)		(2)	(2)		—
Total revenue	$2,177	$2,030	$1,659	$147		7%	$518		31%
Noninterest expense	$1,195	$1,180	$988	$15		1%	$207		21%
Provision (benefit) for credit losses	123	71	(33)	52		73	156		NM
Net income available to common stockholders	$644	$563	$520	$81		14%	$124		24%
Performance metrics
EPS	$1.30	$1.14	$1.22	$0.16		14%	$0.08		7%
Efficiency ratio	54.9%	58.2%	59.5%	(326)	bps		(465)	bps
Return on average tangible common equity	17.9%	15.5%	14.2%	246	bps		374	bps
Operating leverage						6.0%			10.2%

Consolidated balance sheet review(1):

				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22			3Q21
				$/bps		%	$/bps		%
Total assets	$224,684	$226,712	$187,007	$(2,028)		(1)%	$37,677		20%
Total loans and leases	156,140	156,172	123,318	(32)		—	32,822		27
Total loans held for sale	1,962	3,455	3,270	(1,493)		(43)	(1,308)		(40)
Deposits	178,566	178,925	152,221	(359)		—	26,345		17
Stockholders' equity	23,146	24,328	23,423	(1,182)		(5)	(277)		(1)
Stockholders' common equity	21,132	22,314	21,409	(1,182)		(5)	(277)		(1)
Tangible common equity	$13,197	$14,444	$14,677	$(1,247)		(9)%	$(1,480)		(10)%
Loans-to-deposit ratio (period-end)(2)	87.4%	87.3%	81.0%	16	bps		643	bps
Loans-to-deposit ratio (average)(2)	88.3%	87.2%	80.8%	108	bps		757	bps
1) Represents period end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Notable items:
Quarterly results for second and third quarter 2022 and third quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, second quarter 2022 results include a notable item representing the day-one CECL provision expense ("double count") related to the ISBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	3Q22		2Q22		3Q21
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$(31)	$(23)	$—	$—

EPS Impact - Noninterest income		$—		$(0.05)		$—

Salaries & benefits	$(17)	$(12)	$(64)	$(48)	$—	$—
Outside services	(11)	(8)	(35)	(26)	(4)	(3)
Occupancy	(2)	(1)	—	—	—	—
Other expense	(7)	(5)	(5)	(4)	—	—
Noninterest expense	$(37)	$(26)	$(104)	$(78)	$(4)	$(3)

EPS Impact - Noninterest expense		$(0.06)		$(0.16)		$(0.01)

ISBC Day 1 CECL provision expense (“double count”)	$—	$—	$(145)	$(108)	$—	$—

EPS Impact - Provision for credit losses		$—		$(0.22)		$—

Tax integration cost	$—	$—	$—	$(6)	$—	$—

EPS Impact - Tax integration cost		$—		$(0.01)		$—

Total integration related	$(37)	$(26)	$(280)	$(215)	$(4)	$(3)

EPS Impact - Total integration related		$(0.06)		$(0.44)		$(0.01)

Other notable items - TOP related	3Q22		2Q22		3Q21
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Other notable items- TOP & other actions

Salaries & benefits	$—	$—	$(8)	$(6)	$13	$9
Equipment and software	—	—	(6)	(4)	(7)	(5)
Outside services	(9)	(7)	(6)	(5)	(8)	(6)
Occupancy	—	—	(1)	(1)	(1)	—
Other expense	—	—	—	—	(16)	(11)
Noninterest expense	$(9)	$(7)	$(21)	$(16)	$(19)	$(13)

Total Other Notable Items	$(9)	$(7)	$(21)	$(16)	$(19)	$(13)

EPS Impact - Other Notable Items		$(0.01)		$(0.03)		$(0.03)

Total Notable Items	$(46)	$(33)	$(301)	$(231)	$(23)	$(16)

Total EPS Impact		$(0.07)		$(0.47)		$(0.04)

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22			3Q21
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,690	$1,412	$1,100	$278		20%	$590		54%
Investment securities	243	201	116	42		21	127		109
Interest-bearing deposits in banks	36	13	6	23		177	30		NM
Total interest income	$1,969	$1,626	$1,222	$343		21%	$747		61%
Interest expense:
Deposits	$176	$54	$35	$122		226%	$141		NM
Short-term borrowed funds	11	10	—	1		10	11		100
Long-term borrowed funds	117	57	42	60		105	75		179
Total interest expense	$304	$121	$77	$183		151%	$227		NM
Net interest income	$1,665	$1,505	$1,145	$160		11%	$520		45%

Net interest margin, FTE	3.25%	3.04%	2.72%	21	bps		53	bps

Third quarter 2022	vs.	second quarter 2022
Net interest income of $1.7 billion increased 11%, reflecting a higher net interest margin and 2% growth in interest-earning assets, including average loan growth of 2% and average investments growth of 7%.
•Net interest margin of 3.25% increased 21 basis points, reflecting higher earning-asset yields given higher market interest rates, partially offset by increased funding costs.

Third quarter 2022	vs.	third quarter 2021
Net interest income of $1.7 billion increased 45%, reflecting a higher net interest margin and 22% growth in interest-earning assets, including the impact of the HSBC and ISBC transactions.
•Net interest margin of 3.25% increased 53 basis points, reflecting higher earning-asset yields given higher market interest rates, the impact of the HSBC and ISBC transactions and the deployment of cash into loan growth, partially offset by increased funding costs.

Citizens Financial Group, Inc.
5

Noninterest Income				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22		3Q21
				$	%	$	%
Capital markets fees	$89	$88	$72	$1	1%	$17	24%
Service charges and fees	109	108	110	1	1	(1)	(1)
Mortgage banking fees	66	72	108	(6)	(8)	(42)	(39)
Card fees	71	71	66	—	—	5	8
Trust and investment services fees	61	66	61	(5)	(8)	—	—
Letter of credit and loan fees	40	40	39	—	—	1	3
Foreign exchange and derivative products	42	60	29	(18)	(30)	13	45
Securities gains, net	—	1	3	(1)	(100)	(3)	(100)
Other income(1)	34	(12)	26	46	NM	8	31
Noninterest income	$512	$494	$514	$18	4%	$(2)	—%
Notable items	$—	$(31)	$—	$31	100	$—	—
Underlying noninterest income	$512	$525	$514	$(13)	(2)%	$(2)	—%

Third quarter 2022	vs.	second quarter 2022
Underlying noninterest income of $512 million decreased $13 million, or 2%.
•Capital markets fees increased $1 million, reflecting higher M&A advisory fees offset by lower loan syndication fees.
•Mortgage banking fees decreased $6 million, driven mainly by lower production volume given higher interest rates.
•Trust and investment services fees decreased $5 million due to the impact of lower asset values on portfolio billing.
•Foreign exchange and derivative products revenue decreased $18 million, reflecting a moderation of client hedging activity from record levels.
•On an Underlying basis, other income increased $15 million reflecting a seasonal improvement related to tax-advantaged investments and higher leasing income. Other income in second quarter 2022 included a notable item of $31 million related to mark-to-market losses on ISBC loans classified as held-for-sale.

Third quarter 2022	vs.	third quarter 2021
Underlying noninterest income of $512 million was broadly stable compared to third quarter 2021.
•Capital markets fees increased $17 million, reflecting the impact of acquisitions, partially offset by lower underwriting.
•Mortgage banking fees decreased $42 million, driven by lower gain-on-sale margins and production volumes, partially offset by higher servicing revenue.
•Card fees increased $5 million, given higher transaction volumes.
•Foreign exchange and derivative products revenue increased $13 million reflecting increased client interest rate, commodity and foreign exchange hedging activity.
•Other income increased $8 million, reflecting higher investment and leasing income.

Citizens Financial Group, Inc.

Noninterest Expense				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22		3Q21
				$	%	$	%
Salaries and employee benefits	$639	$683	$509	$(44)	(6)%	$130	26%
Equipment and software	159	169	157	(10)	(6)	2	1
Outside services	172	189	144	(17)	(9)	28	19
Occupancy	106	111	77	(5)	(5)	29	38
Other operating expense	165	153	124	12	8	41	33
Noninterest expense	$1,241	$1,305	$1,011	$(64)	(5)%	$230	23%
Notable items	$46	$125	$23	$(79)	(63)%	$23	100%

Underlying, as applicable
Salaries and employee benefits	$622	$611	$522	$11	2%	$100	19%
Equipment and software	159	163	150	(4)	(2)	9	6
Outside services	152	148	132	4	3	20	15
Occupancy	104	110	76	(6)	(5)	28	37
Other operating expense	158	148	108	10	7	50	46
Underlying noninterest expense	$1,195	$1,180	$988	$15	1%	$207	21%

Third quarter 2022	vs.	second quarter 2022
Underlying noninterest expense of $1.195 billion, up 1% given a modest increase in salaries and employee benefits and higher advertising costs, largely offset by lower occupancy expense related to merger integration. Results reflect strong expense discipline and the benefit of efficiency initiatives.
The effective tax rate was 21.8%, down from 23.7% reflecting nonrecurring tax impacts from the ISBC acquisition in second quarter 2022.

Third quarter 2022	vs.	third quarter 2021
Underlying noninterest expense of $1.195 billion remains well-controlled. On an Underlying basis and excluding the HSBC and ISBC transactions, and the Commercial fee-based acquisitions that closed after second quarter 2021, noninterest expense increased 4% reflecting higher salaries and employee benefits, as well as higher other operating expenses, namely FDIC insurance, travel and advertising costs, partially offset by the benefit of efficiency initiatives.
The effective tax rate of 21.8% was down from 22.4% in third quarter 2021.

Citizens Financial Group, Inc.

Interest-earning assets				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22		3Q21
Period-end interest-earning assets				$	%	$	%
Investments	$34,813	$35,828	$28,107	$(1,015)	(3)%	$6,706	24%
Interest-bearing deposits in banks	7,186	5,527	12,860	1,659	30	(5,674)	(44)
Commercial loans and leases	81,114	81,445	57,955	(331)	—	23,159	40
Retail loans	75,026	74,727	65,363	299	—	9,663	15
Total loans and leases	156,140	156,172	123,318	(32)	—	32,822	27
Loans held for sale, at fair value	1,048	1,377	3,177	(329)	(24)	(2,129)	(67)
Other loans held for sale	914	2,078	93	(1,164)	(56)	821	NM
Total loans and leases and loans held for sale	158,102	159,627	126,588	(1,525)	(1)	31,514	25
Total period-end interest-earning assets	$200,101	$200,982	$167,555	$(881)	—%	$32,546	19%
Average interest-earning assets
Investments	$38,510	$35,903	$27,468	$2,607	7%	$11,042	40%
Interest-bearing deposits in banks	5,203	4,630	13,749	573	12	(8,546)	(62)
Commercial loans and leases	82,047	79,684	58,681	2,363	3	23,366	40
Retail loans	74,832	74,170	63,960	662	1	10,872	17
Total loans and leases	156,879	153,854	122,641	3,025	2	34,238	28
Loans held for sale, at fair value	1,600	1,937	3,299	(337)	(17)	(1,699)	(52)
Other loans held for sale	1,385	2,353	112	(968)	(41)	1,273	NM
Total loans and leases and loans held for sale	159,864	158,144	126,052	1,720	1	33,812	27
Total average interest-earning assets	$203,577	$198,677	$167,269	$4,900	2%	$36,308	22%

Third quarter 2022	vs.	second quarter 2022
Period-end interest-earning assets of $200.1 billion decreased $881 million, as a $1.5 billion decrease in loans held for sale and a $1.0 billion decrease in investments were partially offset by a $1.7 billion increase in cash held in interest-bearing deposits.
Average interest-earning assets of $203.6 billion increased $4.9 billion, or 2%, as a $3.0 billion increase in loans and a $2.6 billion increase in investments was partly offset by a $1.3 billion decrease in loans held for sale. Loan growth of 2% was driven by commercial, reflecting growth in C&I and CRE given increased line utilization and slower paydowns.
The average effective duration of the securities portfolio was 5.9 years compared with 5.7 years at June 30, 2022 and 3.9 years at September 30, 2021.

Third quarter 2022	vs.	third quarter 2021
Period-end interest-earning assets of $200.1 billion increased $32.5 billion, or 19%, as a $32.8 billion increase in loans and a $6.7 billion increase in investments was partly offset by a $5.7 billion decrease in cash held in interest-bearing deposits reflecting the deployment of elevated liquidity. Excluding the impact of the HSBC and ISBC transactions, loan growth was 9% with 13% growth in commercial led by C&I, and 6% growth in retail given strength in mortgage and home equity, partially offset by planned run off in auto and personal unsecured installment loans.
Average interest-earning assets of $203.6 billion increased $36.3 billion, or 22%, as a $34.2 billion increase in loans and an $11.0 billion increase in investments was partly offset by a $8.5 billion decrease in cash held in interest-bearing deposits reflecting the deployment of elevated liquidity. Excluding the impact of the HSBC and ISBC transactions, loan growth was 10%, with 13% growth in commercial, reflecting higher line utilization, partly offset by a reduction in PPP. Commercial growth was 18% excluding the impact of the HSBC and ISBC transactions and PPP. Retail loans increased 8%, driven by mortgage, home equity, auto and education, partially offset by planned run off of personal unsecured installment loans.

Citizens Financial Group, Inc.

Deposits				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22		3Q21
Period-end deposits				$	%	$	%
Demand	$51,888	$54,169	$48,184	$(2,281)	(4)%	$3,704	8%
Money market	49,081	48,063	48,935	1,018	2	146	—
Checking with interest	38,040	39,611	27,985	(1,571)	(4)	10,055	36
Savings	29,882	27,959	21,166	1,923	7	8,716	41
Term	9,675	9,123	5,951	552	6	3,724	63
Total period-end deposits	$178,566	$178,925	$152,221	$(359)	—%	$26,345	17%
Average deposits
Demand	$53,293	$54,189	$47,873	$(896)	(2)%	$5,420	11%
Money market	47,374	48,795	49,159	(1,421)	(3)	(1,785)	(4)
Checking with interest	38,297	38,747	27,965	(450)	(1)	10,332	37
Savings	28,741	27,661	20,803	1,080	4	7,938	38
Term	9,913	6,970	6,071	2,943	42	3,842	63
Total average deposits	$177,618	$176,362	$151,871	$1,256	1%	$25,747	17%

Third quarter 2022	vs.	second quarter 2022
Total period-end deposits of $178.6 billion were broadly stable, as declines in demand deposits and checking with interest were largely offset by growth in savings, money market accounts and term.
Average deposits of $177.6 billion were up 1%, driven by growth in term and savings, partially offset by decreases in money market accounts, demand deposits and checking with interest.

Third quarter 2022	vs.	third quarter 2021
Total period-end deposits of $178.6 billion increased $26.3 billion, or 17%, driven by the $25.6 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits were broadly stable with growth in checking with interest, savings and term, largely offset by a decrease in money market accounts and demand deposits.
Average deposits of $177.6 billion increased $25.7 billion, or 17%, including the $25.7 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits were up slightly, with growth in savings, checking with interest and term, offset by decreases in money market accounts and demand deposits.

Citizens Financial Group, Inc.

Borrowed Funds				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22		3Q21
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$263	$3,763	$8	$(3,500)	(93) %	$255	NM
Long-term borrowed funds
FHLB advances	9,519	8,269	20	1,250	15	9,499	NM
Senior debt	4,954	4,176	5,345	778	19	(391)	(7)
Subordinated debt and other debt	1,813	1,995	1,582	(182)	(9)	231	15
Total borrowed funds	$16,549	$18,203	$6,955	$(1,654)	(9)%	$9,594	138%
Average borrowed funds
Short-term borrowed funds	$2,043	$3,995	$23	$(1,952)	(49) %	$2,020	NM
Long-term borrowed funds
FHLB advances	9,226	4,437	19	4,789	108	9,207	NM
Senior debt	4,633	4,022	5,356	611	15	(723)	(13)
Subordinated debt and other debt	1,988	1,763	1,581	225	13	407	26
Total average borrowed funds	$17,890	$14,217	$6,979	$3,673	26%	$10,911	156%

Third quarter 2022	vs.	second quarter 2022
•Period-end borrowed funds decreased by $1.7 billion, primarily due to a net reduction in FHLB advances, partially offset by an increase in senior debt. Short-term FHLB advances decreased $3.5 billion, partially offset by an increase in long-term FHLB advances of $1.3 billion, for a net reduction in FHLB advances of $2.3 billion. Average borrowed funds increased by $3.7 billion, given loan and investments growth and an increase in senior debt, partially offset by a decline in short-term FHLB advances.

Third quarter 2022	vs.	third quarter 2021
•Period-end borrowed funds increased by $9.6 billion, given an increase in long-term FHLB advances primarily related to the ISBC balance sheet, partly offset by a decrease in senior debt. Average borrowed funds increased by $10.9 billion given an increase in long-term and short-term FHLB advances primarily related to the ISBC balance sheet, partly offset by a decrease in senior debt.

Citizens Financial Group, Inc.

Capital				3Q22 change from
($s and shares in millions, except per share data)	3Q22	2Q22	3Q21	2Q22		3Q21
Period-end capital				$	%	$	%
Stockholders' equity	$23,146	$24,328	$23,423	$(1,182)	(5)%	$(277)	(1)%
Stockholders' common equity	21,132	22,314	21,409	(1,182)	(5)	(277)	(1)
Tangible common equity	13,197	14,444	14,677	(1,247)	(9)	(1,480)	(10)
Tangible book value per common share	$26.62	$29.14	$34.44	$(2.52)	(9)%	$(7.82)	(23)%
Common shares - at end of period	495.8	495.7	426.2	0.2	—	69.6	16
Common shares - average (diluted)	497.5	493.3	427.8	4.2	1%	69.6	16%
Common equity tier 1 capital ratio(1)	9.8%	9.6%	10.3%
Total capital ratio(1)	12.6	12.3	13.4
Tier 1 leverage ratio(1)	9.2%	9.3%	9.7%
1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2022
•The CET1 capital ratio was 9.8% as of September 30, 2022 compared with 9.6% at June 30, 2022 and 10.3% at September 30, 2021.
•Total capital ratio of 12.6% compares with 12.3% at June 30, 2022 and 13.4% as of September 30, 2021.
•Tangible book value per common share of $26.62 decreased 8.6% compared with second quarter 2022, primarily driven by the negative impact of higher long-term rates on the investment securities and swap portfolios.
•Citizens paid $210 million in common dividends to shareholders during third quarter 2022. This compares with $195 million in common dividends during second quarter 2022 and $167 million during third quarter 2021.

Citizens Financial Group, Inc.

Credit quality review				3Q22 change from
($s in millions)	3Q22	2Q22	3Q21	2Q22			3Q21
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$852	$839	$747	$13		2%	$105		14%
90+ days past due and accruing(2)	462	712	312	(250)		(35)	150		48
Net charge-offs	74	49	44	25		51	30		68
Provision (benefit) for credit losses	123	216	(33)	(93)		(43)	156		NM
Allowance for credit losses	$2,196	$2,147	$2,004	$49		2%	$192		10%
Nonaccrual loans and leases to loans and leases	0.55%	0.54%	0.61%	1	bps		(6)
Net charge-offs as a % of total loans and leases	0.19	0.13	0.14	6			5
Allowance for credit losses to loans and leases	1.41	1.37	1.63	4			(22)
Allowance for credit losses to nonaccrual loans and leases	257.7%	256.0%	268.3%	161	bps		(1,065)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $425 million, $623 million, and $289 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

Third quarter 2022	vs.	second quarter 2022
•The nonaccrual loans to total loans ratio was 0.55%, stable with 0.54% at June 30, 2022.
•Nonaccrual loans of $852 million increased $13 million, or 2%, reflecting a $32 million increase in commercial, partially offset by a $19 million decline in retail, primarily mortgage.
•Net charge-offs of $74 million, or 19 basis points of average loans and leases, were up 6 basis points from the prior quarter. Net charge-offs increased $25 million given a $20 million increase in retail driven by unsecured, auto and home equity, and a $5 million increase in commercial.
•The third quarter 2022 provision for credit losses of $123 million compares with $216 million for second quarter 2022 which includes a $145 million day-one CECL provision expense (“double count”) tied to the ISBC transaction. Excluding this item, provision was up $52 million and the reserve build was $49 million. This reflects an increased risk of recession, partly offset by improvement in portfolio mix, and results in an allowance for credit losses ratio of 1.41%, up from 1.37% as of June 30, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 258% compares with 256% as of June 30, 2022.

Third quarter 2022	vs.	third quarter 2021
•The nonaccrual loans to total loans ratio of 0.55% decreased from 0.61% at September 30, 2021 largely tied to the addition of the ISBC and HSBC portfolios.
•Nonaccrual loans increased $105 million, or 14%, largely reflecting the incorporation of ISBC.
•Net charge-offs of 19 basis points of average loans and leases compares with 14 basis points in third quarter 2021.
•Net charge-offs of $74 million increased $30 million reflecting a $29 million increase in retail, primarily unsecured, auto and home equity, and a $1 million increase in commercial.
•Provision for credit losses of $123 million compares with a $33 million benefit in third quarter 2021.
•Allowance for credit losses of $2.2 billion was up $192 million compared with with September 30, 2021, primarily reflecting the additions of the ISBC and HSBC portfolios. Allowance for credit losses ratio of 1.41% as of September 30, 2022, compares with 1.63% as of September 30, 2021.
•The allowance for credit losses to nonaccrual loans and leases ratio of 258% compares with 268% as of September 30, 2021.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4440, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on October 19, 2022 through November 19, 2022. Please dial (866) 207-1041 and enter access code 8979691. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $224.7 billion in assets as of September 30, 2022. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,400 ATMs and more than 1,200 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22		3Q21
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$512	$494	$514	$18	4%	($2)	—%
Less: Notable items		—	(31)	—	31	100	—	—
Noninterest income, Underlying (non-GAAP)		$512	$525	$514	($13)	(2%)	($2)	—%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,177	$1,999	$1,659	$178	9%	$518	31%
Less: Notable items		—	(31)	—	31	100	—	—
Total revenue, Underlying (non-GAAP)	B	$2,177	$2,030	$1,659	$147	7%	$518	31%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,241	$1,305	$1,011	($64)	(5%)	$230	23%
Less: Notable items		46	125	23	(79)	(63)	23	100
Noninterest expense, Underlying (non-GAAP)	D	$1,195	$1,180	$988	$15	1%	$207	21%
Pre-provision profit:
Total revenue (GAAP)	A	$2,177	$1,999	$1,659	$178	9%	$518	31%
Less: Noninterest expense (GAAP)	C	1,241	1,305	1,011	(64)	(5)	230	23
Pre-provision profit (GAAP)		$936	$694	$648	$242	35%	$288	44%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,177	$2,030	$1,659	$147	7%	$518	31%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,195	1,180	988	15	1	207	21
Pre-provision profit, Underlying (non-GAAP)		$982	$850	$671	$132	16%	$311	46%
Provision (benefit) for credit losses, Underlying:
Provision (benefit) for credit losses (GAAP)		$123	$216	($33)	($93)	(43%)	$156	NM
Less: Notable items		—	145	—	(145)	(100)	—	—
Provision (benefit) for credit losses, Underlying (non-GAAP)		$123	$71	($33)	$52	73%	$156	NM
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$813	$478	$681	$335	70%	$132	19%
Less: Expense before income tax benefit related to notable items		(46)	(301)	(23)	255	85	(23)	(100)
Income before income tax expense, Underlying (non-GAAP)	F	$859	$779	$704	$80	10%	$155	22%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$177	$114	$151	$63	55%	$26	17%
Less: Income tax benefit related to notable items		(13)	(70)	(7)	57	81	(6)	(86)
Income tax expense, Underlying (non-GAAP)	H	$190	$184	$158	$6	3%	$32	20%
Net income, Underlying:
Net income (GAAP)	I	$636	$364	$530	$272	75%	$106	20%
Add: Notable items, net of income tax benefit		33	231	16	(198)	(86)	17	106
Net income, Underlying (non-GAAP)	J	$669	$595	$546	$74	12%	$123	23%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$611	$332	$504	$279	84%	$107	21%
Add: Notable items, net of income tax benefit		33	231	16	(198)	(86)	17	106
Net income available to common stockholders, Underlying (non-GAAP)	L	$644	$563	$520	$81	14%	$124	24%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22			3Q21
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,177	$1,999	$1,659	$178		8.88%	$518		31.19%
Less: Noninterest expense (GAAP)	C	1,241	1,305	1,011	(64)		(4.89)	230		22.79
Operating leverage							13.77%			8.40%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,177	$2,030	$1,659	$147		7.20%	$518		31.19%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,195	1,180	988	15		1.19	207		20.96
Operating leverage, Underlying (non-GAAP)							6.01%			10.23%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	57.02%	65.27%	60.92%	(825)	bps		(390)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	54.90	58.16	59.55	(326)	bps		(465)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.80%	23.77%	22.35%	(197)	bps		(55)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.00	23.69	22.45	(169)	bps		(45)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$22,246	$22,383	$21,326	($137)		(1%)	$920		4%
Return on average common equity	K/M	10.91%	5.95%	9.39%	496	bps		152	bps
Return on average common equity, Underlying (non-GAAP)	L/M	11.52	10.06	9.70	146	bps		182	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,246	$22,383	$21,326	($137)		(1%)	$920		4%
Less: Average goodwill (GAAP)		8,131	8,015	7,055	116		1	1,076		15
Less: Average other intangibles (GAAP)		228	213	52	15		7	176		NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	416	383	8		2	41		11
Average tangible common equity	N	$14,311	$14,571	$14,602	($260)		(2%)	($291)		(2%)
Return on average tangible common equity	K/N	16.96%	9.13%	13.71%	783	bps		325	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	17.91	15.45	14.17	246	bps		374	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$225,473	$220,967	$186,108	$4,506		2%	$39,365		21%
Return on average total assets	I/O	1.12%	0.66%	1.13%	46	bps		(1)	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.18	1.08	1.16	10	bps		2	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$225,473	$220,967	$186,108	$4,506		2%	$39,365		21%
Less: Average goodwill (GAAP)		8,131	8,015	7,055	116		1	1,076		15
Less: Average other intangibles (GAAP)		228	213	52	15		7	176		NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	416	383	8		2	41		11
Average tangible assets	Q	$217,538	$213,155	$179,384	$4,383		2%	$38,154		21%
Return on average total tangible assets	I/Q	1.16%	0.69%	1.17%	47	bps		(1)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.22	1.12	1.21	10	bps		1	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22		3Q21
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	495,843,793	495,650,259	426,199,576	193,534	—%	69,644,217	16%
Common stockholders' equity (GAAP)		$21,132	$22,314	$21,409	($1,182)	(5)	($277)	(1)
Less: Goodwill (GAAP)		8,160	8,081	7,065	79	1	1,095	15
Less: Other intangible assets (GAAP)		199	211	51	(12)	(6)	148	NM
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	422	384	2	—	40	10
Tangible common equity	S	$13,197	$14,444	$14,677	($1,247)	(9%)	($1,480)	(10%)
Tangible book value per common share	S/R	$26.62	$29.14	$34.44	($2.52)	(9%)	($7.82)	(23%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	495,651,083	491,497,026	426,086,717	4,154,057	1%	69,564,366	16%
Average common shares outstanding - diluted (GAAP)	U	497,477,501	493,296,114	427,840,964	4,181,387	1	69,636,537	16
Net income per average common share - basic (GAAP)	K/T	$1.23	$0.68	$1.18	$0.55	81	$0.05	4
Net income per average common share - diluted (GAAP)	K/U	1.23	0.67	1.18	0.56	84	0.05	4
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.30	1.14	1.22	0.16	14	0.08	7
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.30	1.14	1.22	0.16	14	0.08	7

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				3Q22 Change
	3Q22	2Q22	3Q21	2Q22		3Q21
				$/bps	%	$/bps	%
Other income, Underlying:
Other income (GAAP)	$34	($12)	$26	$46	NM	$8	31%
Less: Notable items	—	(31)	—	31	100	—	—
Other income, Underlying (non-GAAP)	$34	$19	$26	$15	79	$8	31%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$639	$683	$509	($44)	(6%)	$130	26%
Less: Notable items	17	72	(13)	(55)	(76)	30	231
Salaries and employee benefits, Underlying (non-GAAP)	$622	$611	$522	$11	2%	$100	19%
Equipment and software, Underlying:
Equipment and software (GAAP)	$159	$169	$157	($10)	(6%)	$2	1%
Less: Notable items	—	6	7	(6)	(100)	(7)	(100)
Equipment and software, Underlying (non-GAAP)	$159	$163	$150	($4)	(2%)	$9	6%
Outside services, Underlying:
Outside services (GAAP)	$172	$189	$144	($17)	(9%)	$28	19%
Less: Notable items	20	41	12	(21)	(51)	8	67
Outside services, Underlying (non-GAAP)	$152	$148	$132	$4	3%	$20	15%
Occupancy, Underlying:
Occupancy (GAAP)	$106	$111	$77	($5)	(5%)	$29	38%
Less: Notable items	2	1	1	1	100	1	100
Occupancy, Underlying (non-GAAP)	$104	$110	$76	($6)	(5%)	$28	37%
Other operating expense, Underlying:
Other operating expense (GAAP)	$165	$153	$124	$12	8%	$41	33%
Less: Notable items	7	5	16	2	40	(9)	(56)
Other operating expense, Underlying (non-GAAP)	$158	$148	$108	$10	7%	$50	46%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions and PPP loans
(in millions, except ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22		3Q21
					$/bps	%	$/bps	%
Average Commercial Loans, excluding HSBC, ISBC, and PPP
Average Commercial Loans (GAAP)	A	$82,047	$79,684	$58,681	$2,363	3%	$23,366	40%
Less: HSBC & ISBC Acquisition Impact		$15,925	$16,266	$—	($341)	(2%)	$15,925	100%
Less: PPP		$212	$349	$2,770	($137)	(39%)	($2,558)	(92%)
Average Commercial Loans, excluding HSBC, ISBC, and PPP (non-GAAP)	B	$65,910	$63,069	$55,911	$2,841	5%	$9,999	18%

Non-GAAP measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21
(in millions, except ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22		3Q21
					$/bps	%	$/bps	%
Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21:
Noninterest expense (GAAP)	A	$1,241	$1,305	$1,011	($64)	(5%)	$230	23%
Less: Notable items		46	125	23	(79)	(63)	23	100
Less: HSBC & ISBC Acquisition Impact		130	128	—	2	2	130	100
Less: Commercial fee based acquisition expenses closed after 2Q21		37	29	1	8	28	36	NM
Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP)	B	$1,028	$1,023	$987	$5	—%	$41	4%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS
					3Q22 Change
		3Q22	2Q22	3Q21	2Q22		3Q21
					$/bps	%	$/bps	%
Total Loans, excluding HSBC & ISBC
Total Loans (GAAP)	E	$156,140	$156,172	123,318	(32)	—%	32,822	27
Less: HSBC & ISBC Acquisition Impact		21,171	21,700	—	(529)	(2)	21,171	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	F	$134,969	$134,472	$123,318	$497	—%	$11,651	9%
Total Commercial Loans, excluding HSBC & ISBC
Total Commercial Loans (GAAP)	G	$81,114	$81,445	$57,955	($331)	—%	$23,159	40%
Less: HSBC & ISBC Acquisition Impact		15,749	16,138	—	(389)	(2)	15,749	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	H	$65,365	$65,307	$57,955	$58	—%	$7,410	13%
Total Retail Loans, excluding HSBC & ISBC
Total Retail Loans (GAAP)	I	$75,026	$74,727	$65,363	$299	—%	$9,663	15%
Less: HSBC & ISBC Acquisition Impact		5,422	5,562	—	(140)	(3)	5,422	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	J	$69,604	$69,165	$65,363	$439	1%	$4,241	6%
Total Average Loans, excluding HSBC & ISBC
Average Loans (GAAP)	K	$156,879	$153,854	$122,641	$3,025	2%	$34,238	28%
Less: HSBC & ISBC Acquisition Impact		21,417	21,836	—	(419)	(2)	21,417	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	L	$135,462	$132,018	$122,641	$3,444	3%	$12,821	10%
Average Commercial Loans, excluding HSBC & ISBC
Average Commercial Loans (GAAP)	M	$82,047	$79,684	$58,681	$2,363	3%	$23,366	40%
Less: HSBC & ISBC Acquisition Impact		15,925	16,266	—	(341)	(2)	15,925	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	N	$66,122	$63,418	$58,681	$2,704	4%	$7,441	13%
Average Retail Loans, excluding HSBC & ISBC
Average Retail Loans (GAAP)	O	$74,832	$74,170	$63,960	$662	1%	$10,872	17%
Less: HSBC & ISBC Acquisition Impact		5,492	5,569	—	(77)	(1)	5,492	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	P	$69,340	$68,601	$63,960	$739	1%	$5,380	8%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches;
•The COVID-19 disruption and its effects on the economic and business environments in which we operate;
•The impact of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, including on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks;
•Greater than expected costs or other difficulties related to the integration of our business and that of Investors and the relevant HSBC branches;
•The inability to retain existing Investors or HSBC clients and employees following the closing of the Investors and HSBC branch acquisitions; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to

Citizens Financial Group, Inc.
the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic and Russia’s invasion of Ukraine, actions taken by governmental authorities in response to the pandemic and Russia’s invasion of Ukraine, and the direct and indirect impact of the pandemic and Russia’s invasion of Ukraine on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
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